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THE SYMBOL '**' IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT A PORTION OF
THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

                                  EXHIBIT 10.3
                                  ------------


                             FEASIBILITY AGREEMENT



This Agreement is by and between DepoMed, Inc., 1170 B Chess Drive, Foster City, CA 94404 (DepoMed), and GalaGen Inc., 4001 Lexington Avenue North, Arden Hills, Minnesota 55126-2998 (GalaGen).

Whereas, both parties have entered into a Mutual Nondisclosure Agreement dated April 3, 1995;

The parties hereto agree as follows:

1. GalaGen will provide a quantity of their [**]to DepoMed for the purpose of certain feasibility studies to be conducted by DepoMed and GalaGen according to the Protocol and Research Plan (the "Studies") in Schedule A, and not for any other purposes.

2. The parties will perform such Studies and provide results of such Studies to each other.

3. Results of such Studies will be kept confidential from any third party by DepoMed and GalaGen in accordance with the terms and conditions of the Mutual Nondisclosure Agreement. However, the parties may disclose the results from the Studies to potential development and commercialization partners and investors bound by similar terms of confidentiality as the Mutual Nondisclosure Agreement.

4. DepoMed grants to GalaGen the right to use its proprietary technology and know-how for testing purposes during the term of this Agreement and any extensions. Except as provided in Section 5.(c) below, rights to use DepoMed's proprietary technology and know-how do not extend beyond the term of this Agreement.

5.(a) Rights to any invention invented by either party (including persons obligated to assign inventions to either party) and resulting from such Studies shall be assigned to DepoMed if pertaining solely to the drug delivery technology of DepoMed or to GalaGen if pertaining solely to the [**] technology of GalaGen. Any invention involving the use of DepoMed technology to deliver an [**] shall be a "Joint Invention" assigned to DepoMed. None of the present patent rights of either party shall be affected by this Agreement. Neither Party shall receive any rights to use or

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license any Products or technology of the other Party other than to perform the
Studies.

5.(b) Should the results of this Agreement lead to a mutual decision to conduct additional product development studies between the parties, then the parties shall enter into an appropriate agreement that includes applicable intellectual property and an exclusive option for a commercial license. The terms of this option to license and commercial license shall include, but not be limited to, the following:

       5(b)i Payments: Reasonable costs mutually agreed prior to the start of the Studies and related directly to the product development and incurred by DepoMed will be paid by GalaGen on a reimbursement basis. The Parties shall mutually agree to appropriate milestone payments made by GalaGen to DepoMed.

       5(b)ii Field: FIELD shall be the use or delivery of any [**] formulated with DepoMed technology delivered orally in humans and non-human animals.

       5(b)iii Territory: TERRITORY shall be all countries of the world.

       5(b)iv  Rights: RIGHTS shall be exclusive and royalty bearing.

5.(c) Should the results of this Agreement lead to a decision by either party not to conduct additional product development studies between the parties, DepoMed agrees to offer to GalaGen an exclusive license of any patent or technology based on a Joint Invention under commercially reasonable terms to be negotiated in good faith. Such offer shall be held open for a period of one (1) year from the effective date of this Agreement. Such license shall provide that if during the two (2) year period following the effective date of the license, GalaGen has not taken reasonable steps to commercially develop a product based on such Joint Invention such license shall be renegotiated in good faith between the parties.

6. Neither party may, without the prior written consent of the other, file or prosecute any patent application that effectively discloses Proprietary Information received from the other, provided such consent shall not be unreasonably withheld.

7. GalaGen and DepoMed agree to use diligent efforts to complete the research activities outlined in Schedule A.

8. This Agreement shall be binding upon and inure to the benefit of the successors and assignees of the parties hereto, but neither of the parties hereto shall assign this Agreement without the prior written consent of the other.


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9.     This Agreement may be terminated at any time by either party with written notice to the other party and unless so terminated shall remain in effect for a period of two (2) years from the date hereof. The obligations regarding use of transferred material and confidentiality shall survive termination of this Agreement for the same period defined in the Mutual Nondisclosure Agreement.

10. No modification or waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by both parties hereto.

11. Each party receiving information under this Agreement or the Mutual Nondisclosure Agreement agrees not to analyze or have a third party analyze any tangible products or materials including Proprietary Information except for the studies set forth in Schedule A, and all results of any such analysis shall be considered results of the studies for the purposes of this Agreement and subject to the obligations of Section 3 above.

12. This Agreement embodies the entire understanding between the parties and supersedes all previous Agreements, commitments, and writings with respect thereto, excepting the Mutual Nondisclosure Agreement.

13. The effective date of this Agreement is the date of the last signature below.


AGREED

for DepoMed:



/s/  John W. Shell
---------------------
John W. Shell, Ph.D.
President & CEO


     13 May  1996
---------------------
(Date)


for GalaGen:



/s/  Peter N. Gray
---------------------
Peter N. Gray, Ph.D.
Vice President, Research and Development


     11 May 1996
---------------------
(Date)

                                      -3-
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                                   SCHEDULE A

                           PROTOCOL AND RESEARCH PLAN




[**]

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                                      -i-
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[**]

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                                      ii
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[**]

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                                     -iii-
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[**]

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     Notes:  [**]

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                                      -v-